Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President and CEO
D. Craig Kesler
Executive Vice President and CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. ANNOUNCES A DEFINITIVE AGREEMENT

TO ACQUIRE TWO LAFARGE CEMENT PLANTS AND RELATED ASSETS

DALLAS, TX (September 26, 2012) – Eagle Materials Inc. (NYSE: EXP) announced today that the company has entered into a definitive agreement with Lafarge North America to purchase Lafarge’s Sugar Creek, Missouri and Tulsa, Oklahoma cement plants, as well as related assets, which include six distribution terminals, two aggregates quarries, eight ready-mix concrete plants and a fly ash business. Eagle will also enter into a transition sales agreement to supply certain Lafarge operations with cement for four to five years, and an agreement with a Lafarge affiliate to supply low-cost alternative fuels to the acquired operations.

The purchase price is $446 million, subject to customary post-closing adjustments. Trailing 12-month revenues through June 30, 2012 for the cement plants and related assets were $178 million. The acquisition will increase Eagle’s US cement capacity by roughly 60%. The transaction is expected to close in November or December 2012, pending regulatory approvals.

Steven Rowley, Eagle Materials Inc. President and Chief Executive Officer, said the agreement represents a major milestone event for the Company. “Our stated strategy has been to grow the cement and aggregates side of our business. Our first priority has been to acquire cement plants that connect but do not overlap with the market reach of our existing plants. These two high-quality Lafarge cement plants are a compelling fit with our objectives — and the transaction meets our stringent criteria for new investment. These assets will allow us to participate more fully in the US construction industry recovery; additionally this transaction further positions the company near energy growth markets where there is growing demand for our specialty oil well cement along with our newly-offered high-quality northern white frac sand. These new cement, concrete and aggregates assets will immediately contribute earnings and cash flow for our stockholders; moreover they will provide significant near-term opportunities for synergies and earnings growth.”

Financial Terms

The purchase price of $446 million is expected to be funded primarily by borrowings under Eagle’s existing bank credit facility, with the remainder funded by the proceeds of an equity offering.

About Eagle Materials Inc.

Eagle Materials (“Eagle”) is a diversified producer of basic building materials used in residential, industrial, commercial and infrastructure construction and in oil and gas production. We operate in four business segments, through which we conduct the following activities:

•

Cement: We mine limestone and manufacture, produce, distribute and sell Portland cement, which is a basic construction material that is the essential binding ingredient in concrete, and specialty cement products which are used in the casing of oil and gas wells and other applications.

•	Gypsum wallboard: We mine gypsum and manufacture and sell gypsum wallboard, which is used to finish the interior walls and ceilings in residential, commercial and industrial structures.

•	Recycled paperboard: We manufacture and sell recycled paperboard, which is used to produce gypsum wallboard (including our own gypsum wallboard) and other industrial and consumer paperboard products.

•

Concrete and aggregates: We distribute and sell ready-mix concrete, which is a versatile, low-cost material widely used in construction, and mine and sell aggregates, including crushed stone, sand and gravel.

Our principal lines of business are our cement and gypsum wallboard. Our cement business is supported by our concrete and aggregates business, and our gypsum wallboard business is supported by our recycled paperboard business.

We currently operate four cement plants (one of which is held by a joint venture in which we have a 50% interest), five gypsum wallboard plants (one of which is temporarily idled), one recycled paperboard plant, nine ready-mix concrete plants and two aggregates facilities. As discussed above, on September 26, 2012, we signed a definitive agreement to acquire two cement plants, six distribution terminals, eight ready-mix plants, two aggregates quarries and certain related assets and operations from Lafarge North America.

Our operations are geographically diversified within the United States. The principal markets for our cement products are Texas, northern Illinois (including Chicago), the Rocky Mountains, northern Nevada and northern California. The cement plants and other facilities we plan to acquire from Lafarge North America serve markets in the south central United States.

Our gypsum wallboard operations are more national in scope, but our sales of gypsum wallboard are concentrated in the markets closest to our production facilities. Our paperboard operations are national in scope. Our concrete and aggregates businesses are local in nature and serve the areas immediately surrounding Austin, Texas and areas north of Sacramento, California.

In fiscal year 2012, our net sales were $495 million, of which 31% was generated by our cement business, 44% by our gypsum wallboard business, 16% by our recycled paperboard business and 9% by our concrete and aggregates business. During fiscal year 2012, we sold 2.7 million short tons of cement, 1,633 million square feet of gypsum wallboard, 230,000 tons of recycled paperboard, 2.2 million tons of aggregates and 507,000 cubic yards of concrete.

We are a Delaware corporation with our headquarters located at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219. Our telephone number is (214) 432-2000 and our website is www.eaglematerials.com.

About Lafarge North America

Lafarge North America Inc. (“Lafarge”) has approximately 270 industrial and distribution sites and 4,200 employees in 41 States in its US cement, aggregate, concrete and gypsum businesses.

Lafarge S.A., together with its subsidiaries (the “Lafarge Group” or the “Group”), is the world leader in building materials, with top-ranking positions in all of its businesses: Cement, Aggregates and Concrete. With 68,000 employees in 64 countries, the Group posted sales of 15.3 billion Euros in 2011. Lafarge North America Inc. and its subsidiaries, including Lafarge Canada Inc., are Lafarge Group companies, and together constitute the largest diversified supplier of construction materials in the United States and Canada.

For more information about Lafarge North America, go to www.lafarge-na.com

###

Proposed Securities Offering. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, which relate to a variety of matters, expected operating and performing results, proposed transactions and the financing thereof and the satisfaction of conditions relating to such transactions and financing, plans and objectives of management, future developments or conditions in the industries in which we participate, audits and legal proceedings to which we are a party and other trends, developments and uncertainties that may affect our business in the future. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements.

The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012. This report is filed with the Securities and Exchange Commission.

With respect to our proposed acquisition of certain assets from Lafarge as described in this press release, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in forward-looking statements include, but are not limited to, our ability to complete the acquisition within the expected timeframe or at all, failure to realize the expected benefits of the transaction, possible negative effects of announcement or consummation of the transaction, significant transaction costs or unknown liabilities, and general economic and business conditions that may affect us following acquisition. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications